EXHIBIT (8)(g)(5)

AMENDMENT No. 8 TO PARTICIPATION AGREEMENT

(AIM/INVESCO)

AMENDMENT NO. 8

TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of May 1, 2002, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust (“AVIF (IVIF)”), Transamerica Financial Life Insurance Company (“LIFE COMPANY”), a New York life insurance company, on behalf of itself and each of its segregated asset accounts as described in Schedule A hereto, as the parties hereto may revise from time to time with notice to all parties (each an Account, collectively the “Accounts”), and Transamerica Capital, Inc., a California corporation, an affiliate of LIFE COMPANY and principal underwriter of the Contracts, (“UNDERWRITER”), (collectively the “Parties”), is hereby amended as follows:

WHEREAS, the Parties executed Amendment No. 7, effective May 1, 2011, to add Summary Prospectus language to the Agreement;

WHEREAS, UNDERWRITER, was incorrectly included as a responsible party in Section 23. Summary Prospectus, in the Agreement;

WHEREAS, the parties desire to amend the Agreement to remove UNDERWRITER, from Section 23. Summary Prospectus;

WHEREAS, the parties desire to further amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. The existing third “WHEREAS” clause is deleted in its entirety and replaced with the following:

WHEREAS, AVIF (IVIF) will make Shares of each Series referenced on Schedule A hereto, as the Parties hereto may revise from time to time, (each a “Fund”; reference herein to “AVIF(IVIF)” includes reference to each Fund, to the extent the context requires), available for purchase by the Accounts; and

2. The existing fourth “WHEREAS” clause is deleted in its entirety and replaced with the following:

WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts (“ Contracts”), as described on Schedule A hereto, as the Parties may revise from time to time, which contains Contracts (hereinafter collectively the “ Contracts”) , if required by applicable law, will be registered under the 1933 Act; and

3. The existing Section 1.2 Addition, Deletion or Modification of Funds, is deleted in its entirety and is replaced with the following:

1.2 Addition, Deletion or Modification of Funds.

The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds by revising Schedule A hereto with notice to all parties. Upon such revision to Schedule A, any applicable reference to a Fund, AVIF (IVIF) or its Shares herein, shall include a reference to any such additional Fund. Schedule A, as revised from time to time, is incorporated by reference and is a part hereof.

4. A new paragraph, numbered consecutively, is added to Section 4. Legal Compliance as follows:

4.7 Commodity Pool Operator.

AVIF (IVIF) and Fund Manager each agree to promptly notify Life Company when any underlying fund becomes a commodity pool as defined under the Commodities Exchange Act (“CEA”), and Fund Manager is required to register with the Commodity Futures Trading Commission (“CFTC”) as a Commodity Pool Operator with respect to any underlying fund. AVIF (IVIF) and Fund Manager each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

5. The existing Section 23. Summary Prospectus, is hereby deleted in its entirety and replaced with the following:

Section 23. Summary Prospectus.

Should AVIF (IVIF) and LIFE COMPANY desire to distribute the prospectuses of the funds within AVIF (IVIF) pursuant to Rule 498 of the Securities Act of 1933, as amended, (“Rule 498”), the roles and responsibilities of the Parties to the Agreement (the “Parties”), for complying with Rule 498 and other applicable laws, are set forth as follows:

(a) For purposes of this Section 23., the terms “Summary Prospectus” and “Statutory Prospectus” shall have the same meaning as set forth in Rule 498.

(b) AVIF (IVIF) shall provide, or cause to provide, LIFE COMPANY with copies of the Summary Prospectuses in the same manner and at the same times as the Participation Agreement requires that AVIF (IVIF) provide LIFE COMPANY with Statutory Prospectuses. If AVIF (IVIF) makes any changes to the Summary Prospectus by way of a filing pursuant to Rule 497 under the Securities Act of 1933, unless the Parties agree otherwise, AVIF (IVIF) shall, instead of providing LIFE COMPANY with a revised Summary Prospectus, provide LIFE COMPANY with a supplement setting forth the changes in the Rule 497 filing.

(c) AVIF (IVIF) shall be responsible for compliance with Rule 498(e).

(d) AVIF (IVIF) represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to AVIF (IVIF) and its series. AVIF (IVIF) further represents and warrants that it has reasonable policies and procedures in place to ensure that such web site complies with Rule 498.

(e) AVIF (IVIF) agrees that the URL indicated on each Summary Prospectus will lead policyholders/contract owners directly to the web page used for hosting Summary Prospectuses (“Landing Page”) and that such Landing Page will host the current AVIF (IVIF) and series’ documents required to be posted in compliance with Rule 498. AVIF (IVIF) shall promptly notify LIFE COMPANY of any interruptions in availability of this Landing Page that last more than 24 hours. Such Landing Page will contain the investment options available under the Agreement.

(f) AVIF (IVIF) represents and warrants that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving policyholder/contract owner requests for additional AVIF (IVIF) documents made directly to AVIF (IVIF). AVIF (IVIF) further represents and warrant that any information obtained about policyholders/contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional AVIF (IVIF) documents.

(g) LIFE COMPANY represents and warrants that it will respond to requests for additional fund documents made by policyholders/contract owners directly to LIFE COMPANY or one of its affiliates.

(h) LIFE COMPANY represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

(i) If AVIF (IVIF) determines that it will end its use of the Summary Prospectus delivery option, AVIF (IVIF) will provide LIFE COMPANY with at least 90 days’ advance notice of its intent.

(j) The Parties agree that LIFE COMPANY is not required to distribute Summary Prospectuses to its policyholders/contract owners, but rather that the use of the Summary Prospectus will be at the discretion of LIFE COMPANY. LIFE COMPANY agrees that it will give AVIF (IVIF) reasonable notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

(k) The Parties agree that all other provisions of the Participation Agreement, including, the Indemnification provisions, will apply to the terms of this Section 23., as applicable.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2013

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ John M. Zerr

Name:	John M. Zerr
Title:	Senior Vice President

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

TRANSAMERICA CAPITAL, INC.

By:	/s/ Brenda L. Smith
Name:	Brenda L. Smith
Title:	Assistant Vice President

SCHEDULE A

Revised May 1, 2013

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS

(INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

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